Exhibit 10.21

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 4th day of February, 2019 by and among the shareholder of The Bermuda Stock Exchange as set forth on the signature page hereto (the “Shareholder”), and Miami International Holdings, Inc., a Delaware corporation (the “Company”) (each, a “Party”, together “Parties”),

WHEREAS the Shareholder is the registered owner of the number of shares of capital stock issued by The Bermuda Stock Exchange, a body corporate incorporated in Bermuda pursuant to The Bermuda Stock Exchange Company Act, 1992, as amended (“BSX”), as set forth in Schedule A hereto (each, a “BSX Share” and collectively, the “BSX Shares”);

WHEREAS the Company is a Delaware corporation in the business of owning and operating nationally licensed securities exchanges;

WHEREAS the Company is seeking to acquire a minimum of 40% and up to 100% of all issued shares of BSX; and

WHEREAS the Parties desire that the Company acquire the BSX Shares either: (i) in exchange for shares of common stock of the Company; or (2) in exchange for a US$ payment; in accordance with the allocation set forth in Schedule A hereto upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the Parties agree as follows:

1.            Transfer of Securities.

(a)            Transfer. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) the Shareholder will sell, convey, transfer and assign to the Company, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and the Company will purchase and accept from the Shareholder, all of the BSX Shares in the amount held by Shareholder as set forth in Schedule A hereto at a rate of US$7.50 (seven dollars and 50/100) per BSX Share, and (ii) in exchange for the transfer of such securities by Shareholder, the Company will sell, convey, transfer and assign to Shareholder, and Shareholder will purchase and accept from the Company, shares of newly-issued shares of voting common stock of the Company, at par value $0.001 (the “MIH Shares”), at the rate and in the amount as set forth in Schedule A (such exchange referred to herein as the “Exchange”).

(b)            Closing. The closing of the Exchange (the “Closing”) shall occur on the fifth business day following the date upon which: (i) the Bermuda Monetary Authority shall issue formal approval in writing of the transfer of the BSX Shares; and (ii) such other consents required by the Bye-Laws of BSX or other applicable governance documents of BSX are obtained (the “Consents”). The Closing will take place at 10:00 a.m. Eastern Time at the offices of Gallagher, Briody & Butler located at 116 Village Boulevard, Suite 310, Princeton, New Jersey 08540, or at such other date, time and place or in such manner as may be otherwise agreed upon by the Parties.

(c)            Closing Documents. At the Closing:

(i)            The Shareholder shall deliver to the Company, in form and substance reasonably satisfactory to the Company, a certificate or certificates evidencing the BSX Shares held by the Shareholder, with executed stock powers, in accordance with Schedule A hereto, together with a completed and signed Accredited Investor Questionnaire; and

(ii)            The Company shall deliver to the Shareholder, at the Shareholder’s discretion, either: (A) certificates evidencing the MIH Shares, in form and substance reasonably satisfactory to the Shareholder, registered in the name of Shareholder; or (B) confirmation of the Cash Payment, in form and substance reasonably satisfactory to the Shareholder; in accordance with Schedule A hereto.

(iii)            In addition to the foregoing, each Party agrees to deliver such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and to comply with the terms hereof.

2.            Representations and Warranties.

(a)            Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company, all of which representations and warranties are true, complete and correct in all respects as of the date hereof and shall so remain at the Closing, as follows:

(i)            Authorization; No Restrictions, Consents or Approvals. The Shareholder has the right, power, legal capacity and authority to enter into and perform the Shareholder’s obligations under this Agreement; and no approvals or consents are necessary in connection therewith, including but not limited to any such approval or consent by BSX, with the sole exception of the Consents. All of the BSX Shares are owned free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description.

(ii)            Transfer of BSX Shares. The BSX Shares will, at the Closing, be validly transferred to the Company free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such BSX Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to such securities in accordance with the terms and conditions of the Memorandum of Association of BSX, the Bye-Laws of BSX and The Bermuda Stock Exchange Company Act, 1992, in each case as amended.

(iii)            Representations Concerning BSX.

(A)            Organization, Standing and Power. To the best of the Shareholder’s knowledge: (1) BSX is duly organized, validly existing and in good standing under the laws of Bermuda; and (2) BSX is duly qualified and in good standing to conduct business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, with the exception of such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means a material adverse effect: (x) on the business, assets, liabilities, condition (financial or otherwise) or results of operations of BSX, taken as a whole; or (y) on the ability to consummate timely the transactions described in this Agreement.

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(B)            Capitalization. To the best of the Shareholder’s knowledge, the authorized share capital of BSX consists of 2,000,000 shares, 1,355,034 shares of which are issued and outstanding as at December 31, 2018.

(C)            No Conflicts; Consents. To the best of the Shareholder’s knowledge, the execution and delivery by the Company of this Agreement, and the consummation of the transactions described herein: (1) are not in contravention of the terms of BSX’s constitutional documents; (2) are not in contravention of any law; (3) other than the Consents, do not require any governmental consent, registration or approval; (4) do not contravene any contractual or governmental restriction binding upon BSX; and (5) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of BSX under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which BSX is a party or by which BSX or any of BSX’s property may be bound or affected.

(D)            Financial Statements. To the best of the Shareholder’s knowledge, Schedule 2(a)(iii)(D) contains the audited balance sheet of BSX as at December 31, 2017 and December 31, 2016 and the related statements of earnings and comprehensive income, stockholders’ equity and cash flows for each of the two fiscal years then ended, together with the notes to such financial statements and the audit report thereon (the “Audited Financial Statements”). To the best of the Shareholder’s knowledge, the Audited Financial Statements fairly present the financial condition and the results of operations, cash flows and changes in stockholders’ equity of BSX (on a consolidated basis) as of the respective dates of and for the periods referred to in the Audited Financial Statements, all in accordance with accounting standards for private enterprises generally accepted in Bermuda and the United States of America (the “Accounting Standards”). To the best of the Shareholder’s knowledge, BSX does not have any liabilities or obligations of a nature required by the Accounting Standards to be reflected in a consolidated balance sheet of the Company, except (i) with respect to liabilities and obligations incurred in the ordinary course of business since December 31, 2017 or (ii) arising out of or in connection with this Agreement or the transactions described herein; provided, however, this representation shall not be deemed to have been breached as a result of changes in the Accounting Standards or in applicable law after the date hereof.

(E)            Absence of Certain Changes or Events. To the best of the Shareholder’s knowledge, from December 31, 2017 to the date hereof: (1) there has not occurred any event that constitutes a Material Adverse Effect; and (2) the business of BSX has been conducted in accordance with the ordinary course of business.

(F)            Information Technology. To the best of the Shareholder’s knowledge, all material information technology and computer systems relating to the transmission, storage, maintenance or analysis of data in electronic format necessary to the conduct of the business of BSX as conducted as at the date hereof are in good working condition to perform all information technology operations necessary to conduct the business of BSX as conducted as at the date hereof in all material respects.

(G)            Material Contracts. To the best of the Shareholder’s knowledge, from December 31, 2017 through the date hereof: (1) BSX has not received notice of any material breach of any material contract to which BSX is a party; and (ii) BSX has not received any notice of the intention of any party to terminate any material contract to which BSX is a party.

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(H)            Permits. To the best of the Shareholder’s knowledge, BSX is in possession of all material certificates, licenses, permits, authorizations and approvals (“Permits”) of any governmental entity necessary for the conduct of the business of BSX as presently conducted, and all such Permits are in full force and effect, except where the failure to possess or maintain in full force and effect such Permits, individually or in the aggregate, has not had a Material Adverse Effect.

(I)            Insurance. To the best of the Shareholder’s knowledge, all insurance policies maintained with respect to BSX, its assets and properties, or its directors, officers or employees, are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing) and as of the date hereof no written notice of cancellation or termination has been received with respect to any such material policy that has not been replaced on substantially similar terms before the date of such cancellation or termination.

(J)            Tax Status. To the best of the Shareholder’s knowledge, BSX: (1) has made or filed all tax returns, reports and declarations required by any jurisdiction to which it is subject, subject to any applicable extensions; (2) has paid all taxes and other governmental fees, assessments and charges that are shown or determined to be due on such returns, reports and declarations, subject to any applicable extensions and except those being contested in good faith and for which BSX has set aside within its accounts a provision in the amount contested; and (3) has set aside within its accounts provisions reasonably adequate for the payment of all taxes, fees, assessments and charges for periods subsequent to the periods to which such returns, reports or declarations apply. To the best of the Shareholder’s knowledge, there are no unpaid taxes, fees, assessments or charges payable by BSX that are claimed to be due by the regulatory or taxation authority of any jurisdiction.

(K)            Proceedings. To the best of the Shareholder’s knowledge, as of the date hereof, there is no proceeding, legal, regulatory or otherwise, pending or threatened against or affecting BSX, nor is there any judgment outstanding against BSX, that: (1) seeks or imposes any material injunctive relief; (2) relates to the transactions described herein; or (3) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(L)            Compliance with Laws. To the best of the Shareholder’s knowledge, from January 1, 2018 until the date hereof, BSX has been in compliance in all material respects with all laws and judgments applicable to BSX, except where failure to be in compliance with such laws and judgments, individually or in the aggregate, has not had a Material Adverse Effect. To the best of the Shareholder’s knowledge, no event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) is reasonably likely to result in a material violation of, conflict with or failure on the part of BSX to comply with, any applicable law, ordinance, rule or regulation. To the best of the Shareholder’s knowledge, BSX has not received any communication from January 1, 2018 until the date hereof regarding any such violation of, conflict with, or failure to comply with, any applicable law, ordinance, rule or regulation.

(iv)            Investment Representations. Where the Shareholder has elected to participate in the Exchange:

(A)            The Shareholder understands that the MIH Shares have not been registered under the United States of America’s Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. The Shareholder also understands that the MIH Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) and/or Regulation D of the Securities Act. The Shareholder acknowledges that the Company will rely on the Shareholder’s representations, warranties and certifications set forth herein and in the Shareholder’s completed Accredited Investor Questionnaire for purposes of determining the Shareholder’s suitability as an investor in the MIH Shares and for purposes of confirming the availability of the Section 4(a)(2) and/or Regulation D exemption from the registration requirements of the Securities Act.

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(B)            The Shareholder understands the fundamental risks of the MIH Shares including those risks described in the Accredited Investor Questionnaire; has determined that he/she/it can reasonably benefit from the investment based upon net worth, income, overall investment objectives and portfolio structure; has determined that the Shareholder’s overall commitment to investments which are not readily marketable is not disproportionate to the Shareholder’s net worth, and that the MIH Shares will not cause such overall commitment to become excessive; and has determined that the Shareholder is able to bear the economic risk of the MIH Shares, including the loss of the entire value of its investment. Additionally, the Shareholder understands that that there are restrictions on the Shareholder’s right to liquidate the MIH Shares.

(C)            The Shareholder has received all the information it considers necessary or appropriate for deciding whether to acquire the MIH Shares. The Shareholder further represents that the Shareholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the MIH Shares and the business, properties, prospects, and financial condition of the Company and to obtain such additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Shareholder or to which the Shareholder was provided access. The Shareholder further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(D)            The Shareholder understands that additional financing for the Company may not be available on terms favorable to the Company or at all. Additional financing may result in dilution to the Shareholder or burdensome debt service obligations on the Company.

(E)            The Shareholder understands that the valuation of the MIH Shares was not established in a competitive market but was determined by the Company’s management personnel, based, in part, on the price paid by its prior investors, industry prospects, an assessment of the Company’s financial condition and other factors deemed relevant. The valuation is not based on historical earnings, the book value of the Company, or any other objective criteria. The valuation of the MIH Shares should not be deemed an indication of the Company’s value.

(F)            The Shareholder (or its partners, members and/or officers) has sufficient financial and investing expertise to evaluate and understand the risks of the MIH Shares.

(G)            The Shareholder has not received from the Company, nor is the Shareholder relying upon, any representations or projections (except as may be set forth in this Agreement) with respect to the Company’s business and prospects.

(H)            The Shareholder is acquiring the MIH Shares for investment purposes only without intent to distribute the same, and the Shareholder acknowledges that the MIH Shares have not been registered under the Securities Act and applicable state securities laws and, accordingly, that the MIH Shares constitute “restricted securities” for purposes of the Securities Act and such state securities laws.

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(I)            The Shareholder acknowledges that it will not be able to transfer the MIH Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

(J)            The certificates and/or instruments evidencing the MIH Shares will contain the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED TO THE STOCKHOLDER ON REQUEST TO THE SECRETARY OF THE CORPORATION.

ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION (“ARTICLE NINTH”) PROVIDES THAT, SUBJECT TO CERTAIN EXCEPTIONS, FOR SO LONG AS THE CORPORATION SHALL CONTROL, DIRECTLY OR INDIRECTLY, A CONTROLLED NATIONAL SECURITIES EXCHANGE, (A) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 40% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; (B) NO EXCHANGE MEMBER, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 20% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; AND (C) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, AT ANY TIME MAY, DIRECTLY, INDIRECTLY OR PURSUANT TO ANY VOTING TRUST, AGREEMENT, PLAN OR OTHER ARRANGEMENT, VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION OR GIVE ANY CONSENT OR PROXY WITH RESPECT TO SHARES REPRESENTING MORE THAN 20% OF THE VOTING POWER OF THE THEN ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, NOR MAY ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, ENTER INTO ANY AGREEMENT, PLAN OR OTHER ARRANGEMENT WITH ANY OTHER PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, UNDER CIRCUMSTANCES THAT WOULD RESULT IN THE SHARES OF CAPITAL STOCK OF THE CORPORATION THAT ARE SUBJECT TO SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT NOT BEING VOTED ON ANY MATTER OR MATTERS OR ANY PROXY RELATING THERETO BEING WITHHELD, WHERE THE EFFECT OF SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT WOULD BE TO ENABLE ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, TO VOTE, POSSESS THE RIGHT TO VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION WHICH WOULD REPRESENT MORE THAN 20% OF SAID VOTING POWER. CAPITALIZED TERMS HAVE THE MEANINGS SET FORTH IN ARTICLE NINTH. ARTICLE NINTH ALSO PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS ON ANY SALE, TRANSFER, ASSIGNMENT OR PLEDGE, THAT WOULD VIOLATE THE PROVISIONS OF ARTICLE NINTH AND FURTHER PROVIDES FOR THE RIGHT OF THE CORPORATION TO REDEEM SUCH SHARES TRANSFERRED OR VOTED IN VIOLATION OF ARTICLE NINTH. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF ARTICLE NINTH SHALL BE NULL AND VOID.

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(b)            Representations and Warranties of the Company. The Company represents and warrants to the Shareholder, all of which representations and warranties are true, complete and correct in all respects as of the date hereof and shall so remain at the Closing, as follows:

(i)            Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, and duly qualified and in good standing to conduct business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, with the exception of such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had a Material Adverse Effect.

(ii)            Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein (including the Exchange) do not and will not on the Closing: (A) conflict with or violate any of the terms of the formation or governance documents of the Company, in each case as amended and in effect as of the Closing, or any applicable law relating to the Company; (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Company is bound or to which any property of the Company is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement; (C) result in the creation or imposition of any lien on any of the assets of the Company; (D) constitute an event permitting termination of any material agreement or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement; or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Company is a party or by which the Company may be bound, or result in the violation by the Company of any laws to which the Company may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder.

(iii)            Issuance of Shares. The MIH Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued free from all taxes, liens and charges with respect to the issue thereof, and the MIH Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of MIH common stock. The authorized capital stock of the Company consists of 400,000,000 shares of voting Common Stock, par value $0.001 per share, 61,990,581 shares of which were issued and outstanding as of December 31, 2018, 200,000,000 shares of nonvoting common stock, par value $0.001 per share, 4,759,121 of which were outstanding as of December 31, 2018, and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 436,000 Series B Preferred Shares were outstanding as of December 31, 2018.

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(iv)            Investment Representations.

(A)            The Company understands that the BSX Shares have not been registered under the Securities Act or any other applicable securities laws of the United States or Bermuda.

(B)            The Company has received all the information it considers necessary or appropriate for deciding whether to acquire the BSX Shares. The Company understands the risks involved in an investment in the BSX Shares. The Company further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from the Shareholder and the BSX regarding the terms and conditions of the purchase of the BSX Shares and the business, properties, prospects, and financial condition of BSX and to obtain such additional information (to the extent the Shareholder possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Company or to which the Company has been granted access.

(C)            The Company is acquiring the BSX Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the BSX Shares outside its own parent or subsidiary entities.

(D)            The Company understands that the BSX Shares may not be offered, sold or otherwise transferred except in compliance with the Bermuda Companies Act 1981, Exchange Control Act 1972, Exchange Control Regulations 1973, The Bermuda Stock Exchange Act 1992, each as amended, the Bye-Laws of BSX or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

(v)            Financial Statements. Schedule B contains the audited balance sheet of the Company as of December 31, 2017 and December 31, 2016 and the related statements of earnings and comprehensive income, stockholders’ equity and cash flows for each of the two fiscal years then ended, together with the notes to such financial statements and the audit report thereon (the “Audited Financial Statements”). The Audited Financial Statements fairly present the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company (on a consolidated basis) as of the respective dates of and for the periods referred to in the Audited Financial Statements, all in accordance with accounting standards for private enterprises generally accepted in the United States of America (the “US Accounting Standards”). The Company does not have any liabilities or obligations of a nature required by the US Accounting Standards to be reflected in a consolidated balance sheet of the Company, except (i) with respect to liabilities and obligations incurred in the ordinary course of business since December 31, 2017 or (ii) arising out of or in connection with this Agreement or the transactions described herein; provided, however, this representation shall not be deemed to have been breached as a result of changes in the US Accounting Standards or in applicable law after the date hereof. The Audited Financial Statements disclose all of the significant conditions, events and plans relative to the Company’s ability to continue as a going concern.

(vi)            Absence of Certain Changes or Events. From December 31, 2017 to the date hereof: (1) there has not occurred any event that constitutes a Material Adverse Effect; and (2) the business of the Company has been conducted in accordance with the ordinary course of business.

(vii)            Material Contracts. From December 31, 2018 through the date hereof: (1) the Company has not received any notice of any material breach of any material contract to which the Company is a party; and (2) the Company has not received any notice of the intention of any party to terminate any material contract to which the Company is a party.

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(viii)            Permits. The Company is in possession of all Permits of any governmental entity necessary for the conduct of the business of the Company as presently conducted, and all such Permits are in full force and effect, except where the failure to possess or maintain in full force and effect such Permits, individually or in the aggregate, has not had a Material Adverse Effect.

(ix)            Insurance. All insurance policies maintained with respect to the Company are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing) and as of the date hereof no written notice of cancellation or termination has been received with respect to any such material policy that has not been replaced on substantially similar terms before the date of such cancellation or termination.

(x)            Tax Status. The Company (1) has made or filed all tax returns, reports and declarations required by any jurisdiction to which it is subject, subject to any applicable extensions, (2) has paid all taxes and other governmental fees, assessments and charges that are shown or determined to be due on such returns, reports and declarations, subject to any applicable extensions, (3) has set aside within its accounts provisions reasonably adequate for the payment of all taxes, fees, assessments and charges for periods subsequent to the periods to which such returns, reports or declarations apply. There are not currently any unpaid taxes, fees, assessments or charges payable by the Company that are claimed to be due by the regulatory or taxation authority of any jurisdiction.

(xi)            Proceedings. As of the date hereof, there is no proceeding, legal, regulatory or otherwise, pending or threatened against or affecting the Company, nor is there any judgment outstanding against the Company that (1) seeks or imposes any material injunctive relief or (2) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has notified the Shareholder of the existence of litigation pending against the Company and certain of its affiliates initiated by Nasdaq, Inc. and certain of its affiliated parties.

(xii)            Compliance with Laws. As of the date hereof, the Company has been in compliance in all material respects with all laws and judgments applicable to the Company, except where failure to be in compliance with such laws and judgments, individually or in the aggregate, has not had a Material Adverse Effect. The Company has not received any communication regarding any such violation of, conflict with, or failure to comply with, any applicable law, ordinance, rule or regulation.

(xiii)            No Reliance. The Company has not relied on and is not relying on any representations, warranties or other assurances regarding the Shareholder or BSX other than the representations and warranties expressly set forth in this Agreement.

3.            Conditions to Closing.

(a)            Conditions to the Shareholder’s Obligations. The obligations of the Shareholder under this Agreement, (including, without limitation, the obligation to transfer the BSX Shares in exchange for the MIH Shares or Cash Payment) shall be subject to satisfaction of the following conditions, unless waived by the Shareholder: (i)  the Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of the Company herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) the Company shall have executed and delivered to Shareholder all documents necessary to issue the MIH Shares to the Shareholder, as contemplated by this Agreement (including those documents described in Section 1(c)); and (iv) the Company shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the organizational or governance documents of the Company, in each case as amended and in effect as at the date hereof.

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(b)            Conditions to the Company’s Obligations. The obligations of the Company under this Agreement, (including, without limitation, the obligation to issue the MIH Shares in exchange for the transfer by Shareholder of the BSX Shares) shall be subject to satisfaction of the following conditions, unless waived by the Company: (i) the Shareholder shall have performed in all respects all agreements, and satisfied in all respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of the Shareholder herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) the Shareholder shall have executed and delivered to the Company all documents necessary to transfer the BSX Shares to MIAX Global, as contemplated by this Agreement (including those documents described in Section 1(c)); and (iv) Shareholder shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the governance documents and laws applicable to BSX including but not limited to the approval of the Bermuda Monetary Authority.

4.            Covenants of the Company. For a period of not less than one year following the Closing, the Company agrees to: (i) utilize all commercially reasonable efforts to conduct the business of BSX in a manner which is substantially consistent with BSX’s customary and usual business practices in effect as of the Closing; and (ii) retain the name “The Bermuda Stock Exchange” in connection with the business of BSX.

5.            Survival of Representations and Warranties. All agreements, covenants, representations and warranties made by the Company or by the Shareholder herein shall survive the execution and delivery of this Agreement for a period of two (2) years following the Closing.

6.            Miscellaneous.

(a)            Releases and Waivers of Shareholder. The Shareholder hereby acknowledges and agrees that the number of BSX Shares set forth on Schedule A represents the total number of BSX Shares held by Shareholder as at the date of this Agreement and as of the Closing. The Shareholder hereby releases the Company, together with all Company affiliates and each of their respective directors, officers, members, stockholders, employees, agents and representatives from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which the Shareholder may have with respect to any BSX Shares in excess of the number of BSX Shares set forth on Schedule A. The Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which the Shareholder may be entitled under the Memorandum of Association, Bye-Laws or other organizational documents of BSX or under any other agreement or instrument in connection with the Exchange.

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(b)            Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the country of Bermuda, regardless of the laws that might otherwise govern under principles of conflict of laws thereof. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the country of Bermuda and any appellate courts thereof with respect to this Agreement. Each Party hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding or that such suit, action or proceeding was brought in an inconvenient court or forum inconveniens and agrees not to plead or claim the same with respect to this Agreement.

(c)            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)            Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(e)            Waiver. The waiver by either Party of a breach of or default under any provision of this Agreement shall not be effective unless evidenced in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(f)            Notices. Any notices required or permitted hereunder shall be given to the appropriate Party at the address specified below or at such other address as the Party may specify in writing. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; or (iv) if sent by nationally recognized express courier, two (2) business days after date of placement with such courier.

Shareholder:	to the address set forth on Schedule A hereto

Company:	Miami International Holdings, Inc.
7 Roszel Road
Suite 5-A
Princeton, NJ 08540
Attn.: Barbara J. Comly, General Counsel
Facsimile: 609-987-2210

with a copy to:	Gallagher, Briody & Butler
116 Village Blvd., Suite 310
Princeton, NJ 08540
Attn.: Jonathan M. Grischuk
Facsimile: 609-452-0090

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(g)            No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the Parties hereto, and no other person shall have any rights or remedies hereunder.

(h)            Public Announcements. Each of the Shareholder and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

(i)            Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral and written agreements between the Parties hereto with respect to the subject matter hereof.

(j)            Counterparts. This Agreement may be executed in one or more counterparts (including fax counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

[The remainder of this page is intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Shareholder:	South LaSalle Partners, LP
Print Name of Shareholder

	By:	/s/ Jay Kesslen
	Name:	Jay Kesslen
	Title:	General Counsel, South LaSalle GP, LLC, General Partner

MIH:	MIAMI INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Thomas P. Gallagher
Thomas P. Gallagher
Chairman & Chief Executive Officer

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SCHEDULE A

SCHEDULE OF BSX SHARES AND CONSIDERATION

This schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained herein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of this schedule to the Securities and Exchange Commission upon request.